UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 11, 2005

Delphi Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14787	38-3430473

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5725 Delphi Drive, Troy, MI	48098

(Address of Principal Executive Offices)	(Zip Code)

(248) 813-2000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 10, 2005, Delphi Corporation’s (“Delphi”) Board of Directors authorized management to amend its Rights Agreement dated as of February 1, 1999 (the “Rights Agreement”), by and between Delphi and EquiServe Trust Company, N.A., successor in interest to BankBoston, N.A., as rights agent, subject to entry into a standstill agreement with one of its shareholders, as more fully described below. On May 13, 2005, Delphi Corporation amended the Rights Agreement effective as of May 11, 2005. The purpose of the amendment was to maintain the individual 15% limit on beneficial ownership by a particular shareholder but to change the aggregation rules and provide a higher limit for groups of passive holders. Prior to amendment, the Rights Agreement provided that the distribution provisions of the agreement would be triggered in the event the beneficial ownership of a holder when aggregated with those of its affiliates and associates equaled or exceeded 15% of Delphi’s outstanding shares of common stock. The amendment added a definition of “Qualified Institutional Investor” to the Rights Agreement, generally defined as those holders who are beneficial owners of greater than 5% of Delphi’s outstanding common stock but are so-called passive investors who are eligible to, and do in fact, report such ownership on a Schedule 13G as opposed to a Schedule 13D, in accordance with the rules and regulations of the Securities and Exchange Commission. The amendment changes the aggregation rules by providing that if the aggregate of an individual Qualified Institutional Investor’s holdings and the holdings of its associates and affiliates who are not Qualified Institutional Investors is less than 15% of Delphi’s outstanding common stock; and the aggregate of the Qualified Institutional Investor holdings and all such Qualified Institutional Investor’s associates and affiliates is less than 25% of the common stock; then such person will not be considered an “Acquiring Person” under the terms of the Rights Agreement and the distribution provisions of the Rights Agreement will not be triggered.

Additionally, on May 11, 2005, Delphi and The Capital Group Companies, Inc. (“Capital”) and certain of Capital’s affiliates entered into a standstill agreement, which is effective on May 10, 2005 and which limits, for the next six months, the aggregate percentage of Delphi’s common stock which may be held by Capital and its affiliates to 24.99%. The amendment to the Rights Agreement was done pursuant to Capital’s request in order to accommodate certain recent investments by Capital and its affiliates in Delphi’s common stock.

Copies of each of the amendment to the Rights Agreement and the standstill agreement are filed as exhibits to this report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits. The following exhibits are being filed as part of this Report.

Exhibit
Number	Description
99 (a)	Amendment to Rights Agreement dated May 11, 2005.
99 (b)	Standstill Agreement dated May 10, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION (Registrant)

Date: May 17, 2005

By:	/s/ JOHN D. SHEEHAN
(John D. Sheehan, Acting Chief Financial
Officer, Chief Accounting Officer and Controller)